Exhibit 99.2

Third Quarter 2018 Financial Review and Analysis (preliminary, unaudited)

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs, including risks related to the termination of our U.S. pension plan; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors' actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-8 to news release dated October 23, 2018). Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period. • Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other (income) expense, net. • Adjusted operating margin refers to adjusted operating income as a percentage of sales. • Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as updates to the year-end 2017 TCJA provisional amount, as well as additional items such as impacts related to our U.S. pension plan termination and the effects of certain potential tax planning actions. • Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. • Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors. • Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions and cash tax effects related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com.

Third Quarter Review Reported EPS of $1.69; Adj. EPS (non-GAAP) of $1.45, up 15%, in line with our expectations Reported sales increased 4.8%; organic sales change (non-GAAP) of 6.1%, modestly above our expectations Reported operating margin up 90 bps, reflecting lower restructuring charges for the quarter Adjusted operating margin (non-GAAP) up 10 bps LGM delivered a solid quarter, with strong sales growth on solid volume/mix and higher prices; margin declined, reflecting inflation and timing of related price realization, as well as transition costs associated with our European restructuring – meaningful margin recovery (seasonally adjusted) expected in Q4 RBIS delivered another quarter of strong sales growth in both the base business and RFID, with significant margin expansion Disappointing results for IHM; organic sales down modestly driven by decline in China automotive FY18 Reported EPS guidance raised by $0.07, reflecting reduction in restructuring cost estimate Maintained guidance for FY18 Adj. EPS, despite incremental 2H headwind from currency translation

Sales Trend Analysis 3Q17 4Q17 1Q18 2Q18 3Q18 Reported Sales Change 11.3% 11.9% 13.0% 14.0% 4.8% Organic Sales Change 5.3% 4.7% 3.4% 7.5% 6.1% Acquisitions 4.7% 4.4% 3.3% 2.5% 0.0% Sales Change Ex. Currency(1) 10.0% 9.1% 6.8% 10.0% 6.1% Currency Translation 1.3% 2.8% 6.2% 4.0% -1.3% Reported Sales Change(1) 11.3% 11.9% 13.0% 14.0% 4.8% (1) Totals may not sum due to rounding.

Third Quarter Sales and Margin Analysis 3Q18 Reported Ex. Currency Organic Sales Change: Label and Graphic Materials 5.0% 6.4% 6.4% Retail Branding and Information Solutions 6.6% 8.2% 8.2% Industrial and Healthcare Materials (0.8)% (0.4)% (0.4)% Total Company 4.8% 6.1% 6.1% Reported Adjusted (Non-GAAP) 3Q18 3Q17 3Q18 3Q17 Operating Margin: Label and Graphic Materials 12.8% 13.0% 12.3% 13.3% Retail Branding and Information Solutions 10.6% 7.0% 11.4% 9.0% Industrial and Healthcare Materials 9.2% 8.4% 9.2% 8.6% Total Company 10.9% 10.0% 10.7% 10.6%

LABEL AND GRAPHIC MATERIALS Reported sales of $1.19 bil., up 5.0% Sales up 6.4% on organic basis Label and Packaging Materials sales up mid-single digits on organic basis Combined Graphics and Reflective Solutions up high-single digits on organic basis Reported operating margin decreased 20 bps to 12.8%, including 80 bps net benefit from a reversal of restructuring charges and Argentine peso remeasurement loss; benefits from higher volume/mix were more than offset by the net impact of pricing and raw material costs (excluding the effects of currency) and transition costs associated with our European restructuring Adjusted operating margin decreased 100 bps to 12.3% RETAIL BRANDING AND INFORMATION SOLUTIONS Reported sales of $398 mil., up 6.6% Sales up 8.2% on organic basis, driven by strength in both the base business and RFID Reported operating margin increased 360 bps to 10.6%, including 120 bps benefit from reduction in restructuring charges; benefits from higher volume and productivity were partially offset by growth-related investments and higher employee-related costs Adjusted operating margin increased 240 bps to 11.4% Third Quarter Segment Overview

INDUSTRIAL AND HEALTHCARE MATERIALS Reported sales of $167 mil., down 0.8% Sales down 0.4% on organic basis driven by decline in China automotive business, which offset strong mid-single digit growth for the rest of the industrial categories Reported operating margin increased 80 bps to 9.2%, including a benefit from lower transaction and transition costs related to prior year acquisitions, as well as lower employee-related costs, which more than offset growth-related investments and the net impact of pricing and raw material costs Adjusted operating margin increased 60 bps to 9.2% Third Quarter Segment Overview (cont.)

2018 EPS Guidance

	Previous	Updated
Reported EPS	$4.50 – $4.85	$4.57 – $4.92
Add Back:		
Est. restructuring costs, pension settlement charges, and other items	$1.25 – $1.45	$1.18 – $1.38
Adjusted EPS (non-GAAP)	$5.95 – $6.10	$5.95 – $6.10

Contributing Factors to 2018 Results

- Reported sales growth of ~8.5%, including ~1.5 pts. from currency translation (previously 2 pts.)
  - Sales change ex. currency of ~7.0% (previously ~6.5%)
  - Organic sales change of ~5.5% (previously 5.0% to 5.5%)
- Currency translation tailwind to operating income of ~$12 mil., assuming recent rates (previously ~$18 mil.)
- Incremental savings of ~$30 mil. from restructuring actions, net of transition costs (previously $25 mil. to $30 mil.)
- Tax rate in the mid-twenty percent range
- Fixed and IT capital spending of $250 mil. to $260 mil. (previously $250 mil. to $270 mil.)
- Average shares outstanding (assuming dilution) of ~89 mil.
- The net effect of non-cash charges and the tax impact related to termination of our U.S. pension plan is expected to reduce reported EPS by $0.50 to $0.70

9 Third Quarter 2018 Financial Review and Analysis October 23, 2018 AVERY DENNISON

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